Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Playtex Products, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 33-88806, 333-31703, 333-32114, 333-74586 and 333-125670) on Form S-8 of Playtex Products, Inc. of our reports dated March 14, 2006, with respect to the consolidated balance sheets of Playtex Products, Inc. and subsidiaries as of December 31, 2005 and December 25, 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years ended December 31, 2005, December 25, 2004 and December 27, 2003, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Playtex Products, Inc.

Stamford, CT

March 14, 2006